SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: November 7, 2006

S3 INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

California	000-28767	33-0906297
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Dr., Suite 202 Temecula CA 92590

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-3618

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

S3 Investment Company, Inc., a California Corporation (the "Company”) entered into a Letter Agreement (the “Letter”), dated November 7, 2006 with La Jolla Cove Investors, Inc. (“La Jolla”).  Under the terms of the Letter, La Jolla released all of their interest in and waived all of their rights under the Warrant to Purchase Common Stock Agreement (the “Agreement”) that the Company entered into on June 2, 2006, a copy of Agreement was filed an exhibit 10.1 to the Company’s Form 8K filed with the Securities and Exchange Commission on June 13, 2006. In consideration for waiving all of their interest and rights, the Company will issue a Promissory Note (the “Note”) to La Jolla in the amount of $100,000, see Note attached as exhibit 10.2. In addition, La Jolla will retain the 100,000,000 restricted shares issued on June 2, 2006 as collateral against an advance on the warrant shares and the Company will issue an additional 100,000,000 restricted shares to La Jolla, see Letter attached as exhibit 10.1

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

Exhibit No.	Description	Location
10.1	Letter Agreement, dated November 7, 2006	Filed herewith.
10.2	Promissory Note, dated November 7, 2006	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S3 INVESTMENT COMPANY, INC.

November 8, 2006	/s/ James Bickel
Date	James Bickel Chief Executive Officer